ABERDEEN STANDARD PRECIOUS METALS BASKET ETF TRUST 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Sponsor and Trustee
Aberdeen Standard Precious Metals Basket ETF Trust:

We consent to the incorporation by reference in the registration statement (No. 333-234723) on Form S-3 of Aberdeen Standard Precious Metals Basket ETF Trust of our reports dated February 26, 2021, with respect to the statements of assets and liabilities of Aberdeen Standard Precious Metals Basket ETF Trust, including the schedules of investments, as of December 31, 2020 and 2019, the related statements of operations and changes in net assets for each of the years in the three-year period ended December 31, 2020 and the related notes (collectively, the “financial statements”) and the financial highlights for each of the years in the three-year period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Aberdeen Standard Precious Metals Basket ETF Trust. We also consent to the reference to our firm under the heading “Experts” in the above noted registration statement.

/s/ KPMG LLP

New York, New York
February 26, 2021